UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-12

WHITE ELECTRONIC DESIGNS CORPORATION
(Name of Registrant as Specified In Its Charter)

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WHITE ELECTRONIC DESIGNS CORPORATION
3601 East University Drive
Phoenix, Arizona 85034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on March 6, 2008

To the Shareholders of White Electronic Designs Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of White Electronic Designs Corporation, an Indiana corporation (“Corporation”), will be held at the headquarters of White Electronic Designs Corporation, 3601 East University Drive, Phoenix, Arizona 85034, on March 6, 2008, at 11:00 A.M., Mountain Standard time, for the following purposes:

1.	To elect six directors of the Corporation;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 27, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on January 15, 2008 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof. This Proxy Statement was first mailed to shareholders on or about January 24, 2008. We cordially invite you to attend the Annual Meeting.

By Order of the Board of Directors,

ROGER A. DERSE
Vice President and Chief Financial Officer,
Secretary and Treasurer

January 24, 2008

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

WHITE ELECTRONIC DESIGNS CORPORATION
3601 E University Drive
Phoenix, Arizona 85034

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
March 6, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (“Board”) of White Electronic Designs Corporation, an Indiana corporation (“Corporation”), to be used at the Annual Meeting of Shareholders of the Corporation, to be held at the offices of White Electronic Designs Corporation, 3601 East University Drive, Phoenix, Arizona 85034, on March 6, 2008, at 11:00 A.M., Mountain Standard time, and at any adjournments of the Annual Meeting, as described in the accompanying Notice of Annual Meeting of Shareholders. These proxy materials were first mailed on or about January 24, 2008 to all of the Corporation’s shareholders entitled to vote at the Annual Meeting of Shareholders.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, which is solicited on behalf of the Corporation’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event that no directions are specified, such proxies will be voted:

•	FOR the nominees of the Board of Directors (Proposal 1);

•	FOR the ratification of the Corporation’s independent registered public accounting firm (Proposal 2); and

•	In the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting.

VOTING RIGHTS AND SOLICITATION

Voting

The Board has fixed the close of business on January 15, 2008 as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting. On the record date, there were approximately 22,412,352 outstanding shares of the Corporation’s Common Stock, stated value $0.10 per share (“Common Stock”). Each shareholder of record on January 15, 2008 is entitled to one vote for each share of Common Stock held by such shareholder on that date. A majority of the outstanding shares of the Common Stock must be present or represented by proxy at the Annual Meeting in order to have a quorum. Directors of the Corporation are elected by a plurality of the votes cast by the shares present in person or by proxy at the Annual Meeting and entitled to vote. For any other matter that may properly come before the Annual Meeting, approval is obtained if the votes cast in favor exceed the votes cast in opposition.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting. The Inspector of Elections will determine whether or not a quorum is present and will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered broker non-votes and will not be counted as either votes for or against that matter, but will be counted for purposes of determining a quorum. Accordingly, abstentions and broker non-votes will have no effect on any matter voted upon at the Annual Meeting, other than being counted for purposes of establishing a quorum.

Methods of Voting

All shareholders of record may vote by sending their proxy cards by mail. Shareholders of record may also vote by telephone or via the Internet. Shareholders who hold their shares through a bank or broker may vote by telephone or via the Internet if their bank or broker offers those options.

•	By Mail: Shareholders of record may complete, sign, date and return their proxy cards in the pre-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

•	By Telephone or Internet: Shareholders of record may vote by using the toll-free number or via the Internet at the website address listed on the proxy card. Please see your proxy card for specific instructions. If you vote by telephone or the Internet, please DO NOT mail your proxy card.

Proxies

The proxy may be revoked at any time before it is voted by (i) delivering written notice to the Secretary of the Corporation prior to the start of the Annual Meeting, (ii) duly executing and delivering a proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person.

Solicitation of Proxies

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may use the services of some of its officers and regular employees to solicit proxies personally and by telephone. Our officers and employees will receive no additional compensation for performing these services. The Corporation also will use its stock transfer agent, American Stock Transfer and Trust Corporation, to assist in the solicitation at an additional cost of approximately $10,000. The Corporation will request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of shares that are registered in their names and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

Six directors of the Corporation will be elected to the Board at the Annual Meeting. Each director will be elected to serve in accordance with the By-Laws of the Corporation until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified. Directors are elected by a plurality of the votes cast, meaning that the six persons who receive the largest number of the votes cast for the election of directors will be elected directors, assuming there is a quorum present. The Corporation’s Board of Directors is presently comprised of six members.

The Board of Directors has determined that each of the following directors and nominees is independent, according to the applicable rules of the Securities and Exchange Commission and the listing standards of NASDAQ, which constitutes a majority of the Board of Directors: Jack A. Henry, Paul D. Quadros, Thomas M. Reahard, Thomas J. Toy and Edward A. White.

Nominees for Election as Directors

If you sign and return your proxy card, and unless you instruct otherwise, the individuals named as proxies in the proxy card will vote your shares for the election of the following persons as directors: Jack A. Henry, Paul D. Quadros, Thomas M. Reahard, Hamid R. Shokrgozar, Thomas J. Toy and Edward A. White. Each of these directors has previously been elected to the Board by the shareholders and has consented to being named as a nominee herein. The Board has no reason to believe that any of the nominees will be unavailable for election as a director. However, should any of them become unwilling or unable to accept election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as the Board may recommend.

Business Experience

Set forth below is background information concerning the nominees for election to the Board.

Name and Age	Biographical Information

Jack A. Henry (64)	Jack A. Henry has served on our Board since January 2004 and currently serves as the Chairman of our Audit Committee. He began his career with Arthur Andersen in 1966, and in 2000 retired as the managing partner of the Phoenix office. He then formed Sierra Blanca Ventures LLC, a private investment and advisory firm. He currently serves on the Boards of Directors of VistaCare, Inc., Point Blank Solutions, Inc. and three private companies. He has previously served on the Boards of Directors of four other public-reporting companies. Additionally, he serves as President of the Arizona Chapter of the National Association of Corporate Directors. Mr. Henry holds a Bachelor of Business Administration degree and a Master of Business Administration degree from the University of Michigan.

Paul D. Quadros (61)	Paul D. Quadros has served on our Board since January 2004 and currently serves as the Chairman of the Compensation Committee and is a member of the Audit Committee. He is a co-founder and former Chairman of the Board of Corautus Genetics, a cardiovascular gene therapy Corporation. In 1995, he co-founded GenStar Therapeutics and served as its President and Chief Executive Officer through a milestone partnering agreement with Baxter Healthcare in 1998. He also served as Chief Financial Officer of GenStar, a public-reporting Corporation, from inception through 2003. Corautus was formed through the merger of GenStar with Vascular Genetics in 2003. He served as the Chairman of GenStar from 1998 and of the merged Corporation until 2004. From 1986 to 1995, he was a General Partner of Technology Funding, a venture capital fund. While at Technology Funding, Mr. Quadros assisted Crystallume, one of the companies that merged to form White Electronic Designs Corporation, with its IPO. He is currently Managing Partner of Tenex Greenhouse Ventures Ltd., a venture capital fund. He also serves as a director of several private companies. He was co-founder and served at various times from 1991-2001 as Chairman of the Board and Audit and Compensation Committee Chairman of Cardiac Science (NASDAQ: CSCX). Mr. Quadros holds a Bachelor of Arts degree in Finance from California State University, Fullerton and a Master of Business Administration degree from the Anderson School of Management at the University of California, Los Angeles.

Thomas M. Reahard (56)	Thomas M. Reahard has served on our Board since November 1995 and currently serves as the Lead Director and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. He has been the Chairman and Chief Executive Officer of Symmetry Software Corporation, a computer software development corporation, since 1984. He is the founder of Scottsdale.com, a cofounder of the Arizona Technology Council and current Chairman of the Barrow Neurological Foundation. Mr. Reahard holds a Bachelor of Science degree in Industrial Engineering from Cornell University and a Master of Science degree in Industrial Engineering from the University of Missouri.

Name and Age	Biographical Information

Hamid R. Shokrgozar (47)	Hamid R. Shokrgozar has been our President and Chief Executive Officer since October 1998 and the Chairman of our Board since August 2000. He served as a Director and as President and Chief Executive Officer of Bowmar Instrument Corporation (“Bowmar”) from January 1998 until the merger of Bowmar and EDI in October 1998. Since 1998, he has completed three acquisitions and a $52 million secondary offering. He served as President of White Microelectronics, the largest division of Bowmar, from June 1993 to December 1997 and as its Vice President of Engineering and Technology from July 1988 to June 1993. He also served as Chairman of the American Electronic Association (AEA), Arizona Council, during fiscal years 1999 and 2000. In addition, he holds a United States Patent for the invention of “Stacked Silicon Die Carrier Assembly.” Mr. Shokrgozar holds a Bachelor of Science degree in Electrical Engineering from California State University, Fullerton.

Thomas J. Toy (52)	Thomas J. Toy has served on our Board since October 1998, and currently serves as the Chairman of our Corporate Governance and Nominating Committee and is a member of the Audit Committee. He is Managing Director of PacRim Venture Partners, a venture capital firm he co-founded in 1999, and a Partner at SmartForest Ventures, also a venture capital firm. Previously, he was a Partner at Technology Funding, a venture capital firm he worked for from 1987 to 1999. He also serves as Chairman of the Board of UTStarcom, a manufacturer of wireless communications equipment, a Director of Solarfun Power Holdings, a producer of solar energy cells and modules, as well as a Director of several private companies. Mr. Toy holds a Bachelor of Arts degree and a Master of Management degree from Northwestern University.

Edward A. White (80)	Edward A. White has served on our Board since we were founded as Bowmar in September 1951. He is currently the Vice Chairman of the Board and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. He previously served as Chairman of the Board from September 1983 to October 1998. He founded us in September 1951 and served as our President and Chief Executive Officer from June 1980 to May 1986. Mr. White holds a Bachelor of Science degree in Engineering from Tufts University.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NAMED NOMINEES AS DIRECTORS OF THE CORPORATION.

Meetings and Committees of the Board

The Board met seven times during fiscal 2007. Each current director of the Corporation attended at least 75 percent of the total number of meetings of the Board and each committee on which each director served during fiscal 2007. All members of the Board are strongly encouraged to attend the Annual Meeting of Shareholders. All members of the Board were present at the 2007 Annual Meeting of Shareholders. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

During fiscal 2007, the Audit Committee consisted of Jack A. Henry (Chairman), Paul D. Quadros and Thomas J. Toy. The Audit Committee met six times during fiscal 2007. The Board has determined that each member of the Audit Committee is independent as defined under applicable NASDAQ listing standards and Securities and Exchange Commission (“SEC”) rules and regulations, and each member also possesses the financial literacy requirements as set forth under NASDAQ listing standards. In addition, Jack A. Henry and Paul D. Quadros serve as the Audit Committee financial experts, as defined by SEC regulations, and possess the other financial sophistication requirements expected of such financial experts under the NASDAQ listing standards. The Audit Committee report is set forth below under the heading “Audit Committee Report.”

The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Corporation in accounting for and reporting its financial results of operations, and for selecting and meeting with the Corporation’s independent registered public accounting firm. In particular, the Audit Committee serves to assist the Board in its oversight of (1) the integrity of the Corporation’s financial statements, accounting and financial reporting, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the qualifications and independence of the Corporation’s independent auditor, (4) the performance of the Corporation’s internal reporting and audit functions and (5) the Corporation’s disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee operates under a written Audit Committee Charter adopted by the Board. A copy of the Charter is available on our website at www.whiteedc.com.

During fiscal 2007, the Compensation Committee consisted of Paul D. Quadros (Chairman), Thomas M. Reahard and Edward A. White. The Compensation Committee met four times during fiscal 2007. The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Corporation’s executive officers and for administering all of the Corporation’s stock option plans. The Compensation Committee also reviews the performance of the Corporation’s executive management in achieving corporate goals and objectives and seeks to ensure that executive management members are compensated appropriately in a manner consistent with the Corporation’s business strategies, competitive practices and the requirements of applicable regulatory authorities. The report of the Compensation Committee is set forth below under the heading “Compensation Committee Report.” The Board has determined that each member of the Compensation Committee is independent as defined under applicable NASDAQ listing standards and SEC rules and regulations. The Compensation Committee operates under a written charter which is available on our website at www.whiteedc.com.

During fiscal 2007, the members of the Corporate Governance and Nominating Committee consisted of Thomas J. Toy (Chairman), Thomas M. Reahard and Edward A. White. The Corporate Governance and Nominating Committee met one time during fiscal year 2007. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is independent as defined under applicable NASDAQ listing standards and SEC rules and regulations. The Corporate Governance and Nominating Committee is responsible for identifying qualified individuals to become members of the Board and recommending Board nominees and nominees for each of the Board’s committees, recommending to the Board corporate governance principles and practices, and leading the Board in an annual review of its performance and the performance of the Board’s committees. The Committee will consider director nominee recommendations by shareholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Corporation in accordance with the manner described for shareholder nominations below under the heading “Shareholder Proposals for 2009 Annual Meeting.” To be considered by the committee, each nominee, whether submitted by a shareholder or the Committee, must have a strong professional or other background with a reputation for integrity and responsibility. Each nominee must have experience relevant to the Corporation’s business in such areas (among others) as manufacturing, technology, research and development, finance or product marketing. The nominee must be able to commit sufficient time to appropriately prepare for, attend and participate in all Board and applicable Board committee meetings, as well as the annual meeting of shareholders, and must not have any conflicts of interest with the Corporation. The Corporate Governance and Nominating Committee will also require a certain number of director nominees to be independent as defined under the NASDAQ listing standards, and that at least one member of the Audit Committee be a financial expert. The Corporate Governance and Nominating Committee will seek recommendations from outside legal, accounting and other advisors in order to locate qualified nominees. All nominees, whether submitted by a shareholder or the Corporate Governance and Nominating Committee, will be evaluated in the same manner by the Corporate Governance and Nominating Committee, based upon their qualifications, experience, interpersonal and other relevant skills. The Corporate Governance and Nominating Committee operates under a written charter which is available on our website at www.whiteedc.com.

Director Compensation

During the first nine months of fiscal 2007, each of the directors of the Corporation who were not also officers of the Corporation were paid (i) $7,250 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 to $1,000 for each committee meeting based upon meeting length and associated preparation time and (iv) reimbursements for related travel expenses, except as follows: As Vice Chairman, Mr. White received (i) $14,250 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 to $1,000 for each committee meeting based upon meeting length and associated preparation time, (iv) $4,000 for supplemental medical benefits and (v) reimbursements for related travel expenses. As Audit Committee Chairman, Mr. Henry received (i) $10,250 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 to $1,000 for each committee meeting based upon meeting length and associated preparation time and (iv) reimbursements for related travel expenses.

On June 6, 2007, the Board’s Compensation Committee approved certain changes to compensation amounts payable to non-employee directors. Effective the fourth quarter of fiscal 2007, each of the directors of the Corporation who were not also officers of the Corporation will be paid (i) $8,000 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 for each special meeting (including committee meetings) and (iv) reimbursements for related travel expenses. Additional retainers will be paid to directors acting as Vice Chairman, Lead Director, committee chairs and committee members. As Vice Chairman and member of the Compensation Committee, Mr. White receives an additional $7,500 per quarter and $4,000 annually for supplemental medical benefits. As Lead Director and member of the Compensation Committee, Mr. Reahard receives an additional $3,000 per quarter. As Audit Committee Chairman, Mr. Henry receives an additional $3,750 per quarter. As Compensation Committee Chairman and Audit Committee member, Mr. Quadros receives an additional $3,000 per quarter. As Audit Committee member, Mr. Toy receives an additional $1,000 per quarter.

COMPENSATION OF DIRECTORS

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)	($)	($)(5)	($)

Jack A. Henry	49,500	24,063	40,176	—	—	—	113,739
Paul D. Quadros	40,750	24,063	40,176	—	—	—	104,989
Thomas M. Reahard	37,250	24,063	28,824	—	—	—	90,137
Thomas J. Toy	37,750	24,063	28,824	—	—	—	90,637
Edward A. White	63,750	24,063	28,824	—	—	4,000	120,637

(1)	Mr. Shokrgozar is a Named Executive Officer and his compensation is set forth below in the Summary Compensation Table. Mr. Shokrgozar did not receive any additional compensation in connection with his service as Chairman of our Board or as a director.

(2)	This column includes annual retainer and meeting fees paid during fiscal 2007.

(3)	This column reflects the compensation cost recognized for financial statement reporting purposes for the fiscal year ended September 29, 2007, in accordance with FAS 123(R), of restricted stock awards issued pursuant to the 2006 Director Restricted Stock Plan, and thus includes amounts from stock awards granted prior to fiscal 2007. For stock awards, fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of our non-employee directors during the fiscal year. The grant date fair value of the stock award granted on March 7, 2007 to each non-employee director re-elected on that date was $253,500. For information regarding the number of stock awards held by each non-employee director as of September 29, 2007, see the column “Restricted Stock Outstanding” in the table below. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the non-employee directors.

(4)	This column reflects the compensation cost recognized for financial statement reporting purposes for the fiscal year ended September 29, 2007, in accordance with FAS 123(R), of stock option awards issued and thus includes amounts from outstanding stock option awards granted prior to fiscal 2007. There were no stock option grants to any of our directors in fiscal 2007. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements for the fiscal year ended September 29, 2007 as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 13, 2007. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our directors during the fiscal year. For information regarding the number of stock options held by each director as of September 29, 2007, see the column “Stock Options Outstanding” in the table below. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the non-employee directors.

(5)	Mr. White received $4,000 for supplemental medical benefits.

Each of the below non-employee directors owned the following number of stock options and restricted shares as of September 29, 2007.

	Stock Options	Restricted
Non-Employee Director	Outstanding	Stock Outstanding

Jack A. Henry	45,000	12,500
Paul D. Quadros	45,000	12,500
Thomas M. Reahard	90,000	12,500
Thomas J. Toy	90,000	12,500
Edward A. White	75,000	12,500

Effective March 24, 2006, the White Electronic Designs Corporation 2006 Director Restricted Stock Plan was approved by the shareholders. Under this Plan, each of the outside directors receives an annual grant of 7,500 shares at the Annual Meeting of Shareholders that vest ratably over a three-year period. The Corporation values these shares using the intrinsic method. The 37,500 shares granted on March 24, 2006 were valued at $5.81 per share and the 37,500 shares granted on March 7, 2007 were valued at $6.76 per share, the closing price of our stock on the date of the grants.

Shareholder Communications with the Board

The Board allows shareholders to send communications to the Board through its Corporate Governance and Nominating Committee. All such communications, except those related to shareholder proposals that are discussed below under the heading “Shareholder Proposals for 2009 Annual Meeting,” must be sent to the Chairman of the Corporate Governance and Nominating Committee at the Corporation’s offices at 3601 East University Drive, Phoenix, Arizona 85034.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

The Board intends to reappoint the firm of Grant Thornton LLP, independent registered public accounting firm, to be the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 27, 2008. Grant Thornton LLP served as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ended September 29, 2007. Although not required to do so, the Board is submitting the appointment of Grant Thornton LLP for ratification by shareholders in order to ascertain the views of the shareholders. If the appointment is not ratified, the Board will consider, but not necessarily select, other auditors. Even if the selection is ratified, the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in the Corporation’s best interest and the best interest of our shareholders. Ratification of Grant Thornton LLP requires approval by vote of a majority of the shares of Common Stock that are voted with respect to Proposal 2.

Representatives of Grant Thornton LLP are expected to be present at the annual shareholders’ meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions. Grant Thornton LLP has advised the Corporation that no member of that firm has any financial interest, either direct or indirect, in the Corporation or its subsidiaries, and it has had no connection with the Corporation or its subsidiaries in any capacity other than that of independent registered public accountants.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE RETENTION OF GRANT THORNTON LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

Effective January 4, 2007, the Audit Committee of the Board of Directors of the Corporation dismissed PricewaterhouseCoopers LLP (“PWC”).

During the fiscal year ended September 30, 2006 and through January 4, 2007:

•	PWC’s reports on the financial statements of the Corporation as of and for the year ended September 30, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

•	The Corporation did not have any disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make a reference to the subject matter of the disagreements in connection with its reports on the financial statements of the Corporation for such periods.

•	There were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided PWC with a copy of the disclosure related to their dismissal and requested that PWC furnish the Corporation with a letter addressed to the SEC stating whether or not it agrees with the statements by the Corporation concerning PWC herein. A copy of such letter provided by PWC is filed as Exhibit 16.1 to the Current Report on Form 8-K filed on January 10, 2007 with respect to PWC’s dismissal.

During the fiscal year ended September 30, 2006 and through January 4, 2007, neither the Corporation nor anyone associated with the Corporation consulted with Grant Thornton LLP regarding any of the matters set forth in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

Audit Fees

Grant Thornton LLP billed the Corporation $616,970 for professional audit services rendered during fiscal year 2007, while PWC billed the Corporation $716,225 for the same services during fiscal year 2006. Fees for fiscal years 2007 and 2006 consisted of billings for the integrated audit of the Corporation’s consolidated financial statements and of its internal control over financial reporting, and the reviews of the interim financial statements included in the Corporation’s quarterly reports.

Audit-Related Fees

During fiscal year 2007, Grant Thornton LLP billed us $16,856 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not reported under Audit Fees above. PWC billed us $16,939 for the same services during fiscal year 2006. These services include accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax Fees

During fiscal year 2007, Grant Thornton LLP billed us $15,328 for professional services relating to tax advice and tax planning. PWC was engaged to provide tax compliance, tax advice and tax planning in fiscal 2007. PWC billed us $205,413 for the same services during fiscal year 2006. These services include assistance regarding federal, state and local tax compliance, tax audit defense, mergers and acquisitions, and tax planning.

All Other Fees

During fiscal year 2006, PWC billed us $1,622 for a software license for an accounting-related research tool. There were no other services performed for us by our principle accountants during fiscal years 2007 or 2006.

Summary of Fees Billed to the Corporation by Grant Thornton LLP (FY 2007) and PricewaterhouseCoopers LLP (FY 2006)

	FY 2007	FY 2006

Audit Fees	$616,970	$716,225
Audit-Related Fees	16,856	16,939
Tax Fees	15,328	205,413
All Other Fees	—	1,622

Total Fees	$649,154	$940,199

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for reviewing and pre-approving both audit and permissible non-audit services to be provided by the independent auditor. This pre-approval duty may be delegated to one or more designated members of the Audit Committee, provided that any pre-approval given by such delegate(s) must be reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter.

The Audit Committee determined that the provision of the foregoing services and the related fees were compatible with maintaining Grant Thornton LLP’s and PricewaterhouseCoopers LLP’s independence from the Corporation. In making its recommendation to ratify the retention of Grant Thornton LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending September 27, 2008, the Audit Committee has considered whether any non-audit services to be provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP. All of the fees identified above were approved by the Audit Committee pursuant to its pre-approval policies.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Compensation Philosophy

Our philosophy is to provide compensation to our Named Executive Officers (as such term is defined in the section entitled “Executive Compensation” of this proxy statement) in such a manner as to retain the best available personnel for positions of substantial responsibility within the Corporation, to provide incentives which reward performance and longevity and to promote the success of our business. As a goal, our Compensation Committee, with the assistance of a compensation consultant (as discussed further below in this Compensation Discussion and Analysis), has developed a compensation target of cash compensation to be in the 50th to 60th percentile and equity incentives to be in the 50th percentile as measured against public electronics companies within a specified revenue range (our “peer group”). Our peer group is discussed in more detail below in this Compensation Discussion and Analysis under the heading “Benchmarking and Compensation Evaluation.”

Role of the Compensation Committee

The Compensation Committee administers our executive compensation program and is comprised of three non-employee, independent members of the board of directors, each of whom is an “outside director” as defined by Section 162(m) of the Internal Revenue Code, as amended.

The scope of authority of the Compensation Committee is to set salaries and bonuses of the Named Executive Officers and to award equity grants and other compensation to them as appropriate. The compensation committee has the authority to review and recommend compensation policies generally, review and approve compensation of our Named Executive Officers and administer our stock plans, including reviewing and approving equity-based awards to our Named Executive Officers.

Our Compensation Committee has the authority to retain and terminate any compensation consultant to be used by us to assist in the evaluation of the compensation of the Chief Executive Officer (“CEO”) or other Named Executive Officers and has the sole authority to approve the fees and other retention terms of any consultant it hires. Our Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Role of the CEO in Executive Compensation Decisions

Our CEO, and outside advisors, may be invited to attend all, a portion, or none of a Compensation Committee meeting, depending on the nature of the agenda items. Our CEO does not vote on items before the Compensation Committee; however, the Compensation Committee and Board of Directors ask the CEO for recommendations relating to the compensation of the other Named Executive Officers and members of senior management.

Executive Compensation Components

The primary components of our executive compensation program are salary, bonus, equity incentives, change in control and severance packages, and fringe benefits. As discussed in more detail below, none of Named Executive Officers received any cash bonus or equity incentive awards in fiscal 2007.

The Corporation does not have any program or policy to grant equity compensation to Named Executive Officers, or other senior management, on specified dates. Historically, the number of stock options or restricted shares our Compensation Committee has granted to each officer and the vesting schedule for each grant has been determined based on a variety of factors, including specific job responsibility levels and individual performance.

Base Salary

The base salaries for our Named Executive Officers are, in general, established on the basis of skills, accomplishments, the scope of their job and prevailing market conditions.The salary for each Named Executive Officer is determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for the executive talent, including a comparison to our peer group, as established from time to time with the assistance of compensation consultants.

The Compensation Committee reviews executive salaries annually. Generally speaking, specific individual performance criteria are not established by the Compensation Committee for each Named Executive Officer and none were established for fiscal 2007. Rather, each Named Executive Officer, including the CEO, is evaluated based on general individual performance over the past year, the scope of each officer’s duties and responsibilities, experience and expertise.

For fiscal 2007, no adjustment was made to the base salary for Mr. Shokrgozar or Mr. Tarantine, and Mr. Derse received an increase of 5%. Each Named Executive Officer’s base salary for fiscal 2007 is set forth in the “Salary” column of the Summary Compensation Table.

Compensation for the Chief Executive Officer

In December 2007, the Corporation entered into a three year employment agreement with Mr. Shokrgozar. The agreement provides for an initial base salary of $500,000, subject to adjustment by the Compensation Committee. In addition, by the terms of this agreement, Mr. Shokrgozar could also earn an annual bonus that can equal as much as 100% of his base salary. The amount of the bonus and the base salary is determined on an annual basis by the Compensation Committee. The Compensation Committee has not adjusted Mr. Shokrgozar’s base salary over the course of the last three fiscal years. No cash bonus was awarded to Mr. Shokrgozar in fiscal 2007 and his cash bonus awards were $25,000 in fiscal 2006 and $150,000 in fiscal 2005. A more complete description of Mr. Shokrgozar’s employment agreement is provided in the section entitled “Employment, Severance, and Change in Control Agreements and Arrangements.”

Benchmarking and Compensation Evaluation

During fiscal 2007, the Compensation Committee sought to evaluate the Corporation’s total executive compensation, including cash bonuses and equity incentives. During this evaluation period the Compensation Committee determined that no cash bonuses were to be paid and no equity incentives were to be awarded to the Named Executive Officers, and accordingly, no cash bonuses or equity incentives were made to the Named Executive Officers in fiscal 2007.

The Compensation Committee retained Compensia, Inc., an independent compensation consultant, to assist the Corporation in developing a long term compensation program for its senior executives and evaluate total executive compensation for fiscal 2007. A peer group, consisting of 14 public electronics companies with revenues similar to the Corporation’s was selected. More specifically, the peer group identified included the following companies: (i) California Micro Devices Corporation, (ii) Catalyst Semiconductor, Inc., (iii) DDI Corporation, (iv) Integrated Silicon Solution, Inc., (v) IntriCon Corporation, (vi) LaBarge, Inc., (vii) MIPS Technologies, Inc., (viii) Netlist, Inc., (ix) Planar Systems, Inc., (x) Staktek Holdings, Inc., (xi) STEC, Inc., (xii) Techwell, Inc., (xiii) Titan Global Holdings, Inc., and (xiv) Video Display Corporation.

The compensation of each Named Executive Officer was benchmarked to the peer group. In connection with this evaluation, it was determined that our Named Executive Officer total compensation levels were below the median, while our Corporation’s performance, based on factors such as revenue growth, shareholder return and certain margin figures, approximated the median of our peer group over the most recent four quarters. As part of the evaluation, no immediate changes were made to the base salaries of the Named Executive Officers for fiscal 2008; however, to move towards our target for cash and equity incentives to be in the 50th percentile as measured against our peer group, the Compensation Committee has implemented the incentive plans as described below.

Executive Incentive Plan for Fiscal 2008

Cash Incentive Bonus Awards.  In connection with the evaluation program discussed above, in December 2007, our Compensation Committee determined and approved specific financial and operational performance goals for 2008 for possible cash incentive bonus awards for our Named Executive Officers. Actual cash bonuses, if any, will be determined based on achievement of certain minimum Earnings before Income Taxes, Depreciation and

Amortization (“EBITDA”) amounts. If this EBITDA amount is attained, the cash bonus award of Messrs. Shokrgozar and Derse would be expected to be approximately 50% of their base salary and the cash bonus award of Mr. Tarantine would be expected to be approximately 25% of his base salary. If 90% of this EBITDA amount is attained then the cash bonus award of Messrs. Shokrgozar and Derse would be expected to be approximately 25% of their base salary and the cash bonus award of Mr. Tarantine would be expected to be approximately 10% of his base salary. In the event that we achieved a stretch EBITDA amount determined by the Compensation Committee, the cash bonus award of Messrs. Shokrgozar and Derse would be expected to be approximately 100% of their base salary and the cash bonus award of Mr. Tarantine would be expected to be approximately 50% of his base salary.

Equity Incentive Awards.  In addition, in December 2007, the Compensation Committee determined and approved an Equity Incentive Program for the Named Executive Officers, consisting of two types of equity compensation, restricted stock units (“RSUs”) and performance shares.

The Board of Directors granted and approved 50,000 RSUs for Mr. Shokrgozar and 25,000 RSUs for Mr. Derse. The RSUs will vest over a two-year period, with 50% of each RSU award vesting on the first-year anniversary of the date of grant and the remaining 50% of each RSU award vesting upon the end of the second-year anniversary of the date of grant. Upon a “Change of Control” of the Corporation (as such term is defined in the 1994 Flexible Stock Plan) each RSU award will automatically and fully vest.

The performance share awards will also vest over a two-year period, subject to certain performance criteria of the Corporation. If we achieve an annual EBITDA amount that is 20% greater than the fiscal year 2008 base case set by the Compensation Committee, based on a fiscal year 2008 forecast approved by the Board of Directors (the “Performance Share Target”), then each Named Executive Officer would be expected to receive an award as follows: (i) Mr. Shokrgozar — 100,000 performance shares, (ii) Mr. Derse — 25,000 performance shares, and (iii) Mr. Tarantine — 10,000 performance shares. If we achieve 90% of the Performance Share Target, then 50% of such performance share awards applicable to each Named Executive Officer would be awarded. Under this Equity Incentive Program, in the event that no performance shares are awarded in 2008, the Named Executive Officers have the same opportunity for performance shares awards in fiscal 2009; provided, however, if the Corporation achieves 90% of the Performance Share Target in fiscal 2008 and 50% of such performance share awards were awarded, then, the Corporation must achieve 100% of the Performance Share Target in fiscal 2009 to grant the remaining 50% of each performance share award to each Executive Officer. Upon a “Change of Control” of the Corporation (as such term is defined in the 1994 Flexible Stock Plan) each performance share award will be automatically granted and fully vested regardless of the achievement of the Performance Share Target.

Difficulty in achieving performance targets.  As noted above, our performance targets for our cash bonus incentive awards and equity incentive awards for fiscal 2008 are based off of EBITDA targets set by the Compensation Committee. The Corporation believes that knowledge of the specific target metrics could be used by competitors to target the recruitment of the Corporation’s Named Executive Officers, could give our competitors insight to key market metrics that could be used against the Corporation and could give competitors insight to areas of the Corporation’s strategic approach to its results of operations. Due to all of the foregoing factors, and others, the Corporation is not disclosing these specific EBITDA targets related to future performance goals. The Compensation Committee intended to set the targets at aggressive levels to motivate high business performance and support attainment of longer-term financial objectives which will align management’s interests with the interests of our shareholders. The Compensation Committee believes that these targets, individually or together, are designed to be challenging to attain, based on the Corporation’s past performance.

Severance and Change of Control

As a means of providing certain assurances and to limit distractions, the Named Executive Officers have negotiated change in control agreements and/or termination of employment severance provisions. The Compensation Committee believes these types of provisions are necessary to retain our Named Executive Officers. The Compensation Committee considers all factors necessary to induce and retain employment within the Corporation, which includes individual change in control and termination of employment severance agreements. These modifications are made on a case by case basis, and typically entail accelerated vesting of equity incentives and cash compensation. These change in control arrangements are discussed in more detail in the section entitled

“Employment, Severance, and Change in Control Agreements and Arrangements.” The potential payments that may arise from these change in control arrangements is discussed in the section entitled “Potential Payments Upon Termination of Employment or Change of Control.”

Other Compensation

The Named Executive Officers receive no benefits from the Corporation under defined pension or defined contribution plans other than the tax-qualified 401(k) Plan. During fiscal year 2007, Mr. Shokrgozar received a car allowance and a term life insurance policy that allows Mr. Shokrgozar to name the beneficiary. Mr. Tarantine and Mr. Derse received a car allowance. The Named Executive Officers participate in benefit programs designed for all full time employees including medical, disability and life insurance.

Tax Deductibility of Executive Compensation

In fiscal 2007, the Compensation Committee considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for any of the Named Executive Officers named in a proxy statement, unless such compensation meets certain specifications under the Code. The Compensation Committee has studied the impact of Section 162(m) and believes that the compensation of our Named Executive Officers to date meets the requirements and is deductible for tax purposes. It is the Compensation Committee’s policy to qualify, to the extent reasonable, the Named Executive Officers’ compensation for deductibility under applicable tax law. However, if circumstances warrant, the Corporation may, in the future, pay compensation to the Named Executive Officers that may not be deductible.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in the proxy statement for the 2008 Annual Meeting of Stockholders. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board of Directors of the Corporation, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the proxy statement for the 2008 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

This report is submitted by the Compensation Committee.

Compensation Committee
Paul D. Quadros (Chairman)
Thomas M. Reahard
Edward A. White

(1) Pursuant to Item 407(e)(5) of Regulation S-K promulgated by the Commission, this “Compensation Committee Report” shall not be deemed to be filed with the Commission for purposes of the Exchange Act, nor shall such report be deemed to be incorporated by reference in any past or future filing by the Corporation under the Securities Exchange Act of 1934 (“Exchange Act”) or the Securities Act of 1933, as amended, (“Securities Act”) unless the intention to do so is expressly indicated.

The following tables set forth information concerning compensation earned by, or paid for, services provided to us for the periods indicated to: (i) all persons serving as our principal executive officer or as principal financial officer during 2007 and (ii) the three most highly paid executive officers who were serving as executive officers at the end of 2007 other than the principal executive officer and the principal financial officer (“Named Executive Officers”). The Corporation has only three executive officers, hence only Dante V. Tarantine meets the criteria set forth by (ii) above.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)(1)	($)	($)	($)(2)	($)

Hamid R. Shokrgozar,	2007	500,000	—	—	—	—	—	69,049	569,049
President and Chief Executive Officer
Dante V. Tarantine,	2007	236,000	—	—	—	—	—	17,521	253,521
Executive Vice President, Corporate Stategic Development
Roger A. Derse,	2007	220,500	—	—	24,945	—	—	17,426	262,871
Vice President and Chief Financial Officer

(1)	This column reflects the compensation cost recognized for financial statement reporting purposes for the fiscal year ended September 29, 2007, in accordance with FAS 123(R), of stock option awards issued and thus includes amounts from outstanding stock option awards granted prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements for the fiscal year ended September 29, 2007 as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 13, 2007. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our named executive officers during the fiscal year. There were no stock option grants made to our named executive officers in fiscal 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.

(2)	Amounts in this column consist of: (i) our contributions under our 401(k) plan as follows: Mr. Shokrgozar — $7,750; Mr. Tarantine — $6,808; and Mr. Derse — $6,354; (ii) life insurance premiums as follows: Mr. Shokrgozar — $1,533; Mr. Tarantine — $513; and Mr. Derse — $872; (iii) car allowance as follows: Mr. Shokrgozar — $18,195; Mr. Tarantine — $10,200; and Mr. Derse — $10,200; (iv) unused vacation payout for Mr. Shokrgozar - $37,571; and (v) supplemental medical payment for Mr. Shokrgozar — $4,000.

Grants of Plan-Based Awards

In fiscal 2007, there were no stock or option grants to the Named Executive Officers.

Employment, Severance, and Change in Control Agreements and Arrangements

On December 13, 2007, the Corporation entered into a new employment agreement with Mr. Shokrgozar, who is employed as our President and Chief Executive Officer. Mr. Shokrgozar’s agreement provides for a three year term ending December 12, 2010, that renews automatically for subsequent two-year terms unless 90 days prior to the expiration date, either the Corporation or Mr. Shokrgozar notifies the other of its intention not to extend the agreement. The agreement provides for an annual base salary of $500,000, which may be increased at the discretion of our Compensation Committee, an annual bonus up to 100% of his base salary to be determined by our Compensation Committee and participation by Mr. Shokrgozar in our fringe benefit programs generally available to our senior executives. In the event of a termination for cause, the Corporation is required to pay Mr. Shokrgozar only his unpaid salary and those amounts earned by or accrued for his benefit under our plans to the date of termination.

In the event of a termination without cause, or if the Corporation elects not to renew the agreement, the Corporation is required to pay to Mr. Shokrgozar a lump sum severance payment equal to two times the sum of Mr. Shokrgozar’s highest annual base salary and highest annual bonus/incentive compensation. The agreement also provides in such circumstance for the continuation of his benefits for a period of at least 18 months, provision of executive-level outplacement services and the immediate vesting of his restricted stock grants, performance shares and options and he may exercise those options for the greater of the remaining option term or for a period of 18 months after termination. Mr. Shokrgozar’s agreement includes special provisions in the event of a “Change in Control” (as defined in the agreement). Specifically, Mr. Shokrgozar’s employment term would automatically extend for a period of 18 months. During that term, Mr. Shokrgozar could terminate his agreement if his duties were materially changed, his annual compensation was decreased, he was required to relocate or if our successor failed to assume our obligation under the agreement. In the event of such a termination, Mr. Shokrgozar is entitled to a lump sum severance payment equal to three times his highest annual base salary and highest annual bonus/incentive compensation as well as the continuing benefits provided in the event of a termination without cause by us.

On December 13, 2006, the Corporation entered into change in control agreements (the “Change in Control Agreements”) with Dan Tarantine, our Executive Vice President, Corporate Strategic Development, and Roger A. Derse, our Vice President and Chief Financial Officer (each an “Executive”). The Change in Control Agreements are designed to diminish the distractions that could result from uncertainties associated with a change in control of the Corporation by providing the Executives with certain assurances.

The Change in Control Agreements are effective as of December 13, 2006 and will continue in effect as long as the Executive is actively employed by the Corporation, unless otherwise agreed in writing by each party. The Change in Control Agreements provide that, in the event there is a “change in control” of the Corporation (as defined in the Change in Control Agreements) and the Executive’s employment with the Corporation is terminated without “cause” (as defined in the Change in Control Agreements) at any time within twelve months following the change if control, the Executive shall receive a severance payment equal to the greater of the Executive’s highest annual base salary and bonus of the two years immediately prior to the change in control. The severance payments are generally subject to the employee signing a general release and will be paid without regard to the Executive seeking or obtaining alternative employment. The Change in Control Agreements also provide that any stock options of the Corporation granted to the Executive shall accelerate and become vested upon a “change in control” of the Corporation. In addition, the Change in Control Agreements provide that the Executive is entitled to certain health benefits for twelve months following the Executive’s termination. In order to avoid any excise tax imposed by Section 4999 of the Internal Revenue Code, the parties have agreed to a ceiling on benefits to be received pursuant to the Change in Control Agreements, to the extent required by the regulations of such section.

Outstanding Equity Awards

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
				Equity					Incentive	Plan Awards:
				Incentive Plan			Number		Plan Awards:	Market or
				Awards:			of Shares	Market	Number of	Payout Value
				Number of			or Units	Value of	Unearned	of Unearned
		Number of	Number of	Securities			of	Shares or	Shares, Units	Shares, Units
		Securities	Securities	Underlying			Stock	Units of	or Other	or Other
		Underlying	Underlying	Unexercised	Option		That	Stock That	Rights That	Rights That
		Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
		Options	Options	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Grant Date	# Exercisable	(#) Unexercisable(1)	(#)	($)	Date	(#)	($)	(#)	(#)

Hamid R. Shokrgozar,	12/3/1998	150,000	—	—	1.125	12/3/2008	—	—	—	—
President and	11/10/1999	125,000	—	—	2.75	11/10/2009	—	—	—	—
Chief Executive Officer	11/10/1999	125,000	—	—	2.75	11/10/2009	—	—	—	—
	11/30/2000	150,000	—	—	7.25	11/30/2010	—	—	—	—
	5/16/2001	150,000	—	—	3.83	5/16/2011	—	—	—	—
	12/15/2004	150,000	—	—	6.45	12/15/2014	—	—	—	—

Dante V. Tarantine,	12/3/1998	50,000	—	—	1.125	12/3/2008	—	—	—	—
Executive Vice	11/10/1999	20,000	—	—	2.75	11/10/2009	—	—	—	—
President,	11/10/2000	15,000	—	—	10.625	11/10/2010	—	—	—	—
Corporate Strategic	5/16/2001	40,000	—	—	3.83	5/16/2011	—	—	—	—
Development	12/15/2004	50,000	—	—	6.45	12/15/2014	—	—	—	—

Roger A. Derse,	5/26/2004	50,000	—	—	6.38	5/26/2014	—	—	—	—
Vice President and	12/15/2004	10,000	—	—	6.45	12/15/2014	—	—	—	—
Chief Financial Officer	9/12/2006	10,000	30,000	—	4.70	9/12/2016	—	—	—	—

(1)	Options generally vest pro-rata over a four-year period beginning on the first anniversary of the date of grant. Mr. Derse’s options vest at the rate of 25% after the first year and ratably thereafter for 36 months.

The following table shows the number of shares acquired by the exercise of stock options by each of the named executive officers during fiscal 2007 along with the value realized on such exercises as calculated based on the difference between the market price of our stock at exercise and the option exercise price. None of the named executive officers had any vesting of restricted stock unit awards during fiscal 2007.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized On	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)

Hamid R. Shokrgozar,	25,000	111,513	—	—
President and Chief Executive Officer
Dante V. Tarantine,	2,500	13,362	—	—
Executive Vice President, Corporate Strategic Development
Roger A. Derse,	—	—	—	—
Vice President and Chief Financial Officer

(1)	If the officer executed a same-day-sale transaction, the value realized equals the difference between the per share exercise price of the option and the per share sales price upon sale, multiplied by the number of shares for which the option was exercised. If the employee executed an exercise and hold transaction, the value realized equals the difference between the per share exercise price of the option and the fair market value of a share of our common stock on such date of exercise, multiplied by the number of shares for which the option was exercised.

Potential Payments Upon Termination of Employment or Change of Control

In the tables below, the estimated payments that will be made to each of our Named Executive Officers upon a termination of employment or change in control of the Corporation in the various circumstances listed are summarized. The table for each Named Executive Officer should be read together with the description of that officer’s employment agreement or change in control agreement in the section entitled “Employment, Severance, and Change in Control Agreements and Arrangements.” Unless noted otherwise in the individual table, the major assumptions that used in creating the tables are set forth directly below.

Date of Termination.  The tables assume that any triggering event (i.e., termination, resignation, Change in Control, death or disability) took place on September 28, 2007 with base salaries in effect at the end of the 2007 fiscal year being used for purposes of any severance payout calculation.

Price Per Share of Common Stock.  Calculations requiring a per share stock price are made on the basis of the closing price of $5.22 per share of our common stock on the NASDAQ Global Market on September 28, 2007.

Change of Control.  No cash payment will be made solely because of a Change of Control. For each Named Executive Officer, the cash payments described under the heading “Termination Following a Change of Control” will be triggered upon a termination without cause or resignation. Mr. Shokrgozar will receive the cash payments set forth below if such termination occurs within 18 months of the effective date of a change in control. Messrs. Tarantine and Derse will receive the cash payments set forth below if such termination occurs within one year of the effective date of a change in control.

Equity Acceleration upon a Change of Control.  All unvested stock options of Messrs. Shokrgozar, Tarantine and Derse vest automatically upon a Change of Control, as defined in the applicable plan, if he is employed by us on the date of the change in control. For purposes of the table under the heading “Change of Control,” it is assumed that all outstanding options are accelerated on a Change of Control.

Medical and Other Benefits.  The tables below do not include any amounts payable on termination that are generally available to all employees on a non-discriminatory basis. As described in his employment agreement, depending upon the circumstances, Mr. Shokrgozar may be entitled to the continuation of medical and/or life insurance benefits for the greater of the remaining term of his agreement or 18 months. As described in the Change in Control Agreements, Messrs. Tarantine and Derse are entitled to the continuation of medical benefits for a period of one year upon a termination without cause or resignation within one year following a change of control.

Retirement.  The tables do not include specific treatment of a normal retirement.

The following table describes the potential payments upon termination or a change in control of the Corporation for Hamid R. Shokrgozar, our President and CEO.

			Termination
	Termination		Following a
	Without		Change in		Change in	Death or		Termination
Executive Benefits and	Cause		Control		Control	Disability		for Cause
Payments Upon Termination	($)		($)		($)	($)		($)

Cash Compensation:
Base Salary	1,000,000	(1)	1,500,000	(1)	—	—		—
Cash Incentive	600,000	(1)	900,000	(1)	—	—	(2)	—
Outplacement Assistance/Attorney Fees	100,000	(3)	100,000	(3)	—	—		—
Medical/Life Benefits	25,080	(4)				15,720	(4)
Long-term Incentives:
Acceleration of Unvested Stock Options	—		—	(5)	—	—	(5)	—

Total:	1,725,080		2,500,000		—	15,720		—

(1)	Mr. Shokrgozar’s severance payment following a termination without cause is equal to two times the sum of his highest annual base salary and highest annual bonus/incentive compensation. Mr. Shokrgozar’s severance payment in conjunction with termination without cause or a resignation following a change in control is equal to three times the sum of his highest annual base salary and bonus/incentive compensation. Mr. Shokrgozar’s highest annual base salary during the term of his employment agreement was $500,000 and his highest annual bonus/incentive compensation was $300,000.

(2)	In the event Mr. Shokrgozar is terminated due to death or disability, Mr. Shokrgozar or his estate is entitled to a pro- rata portion of his incentive award earned during the period of his death or disability. Such pro-rata portion is determined by taking the incentive award earned for the previous year and multiplying it by a fraction, the numerator of which is the number of days worked in the termination year and the denominator of which is 365 days. Mr. Shokrgozar did not receive an incentive award for fiscal 2007.

(3)	If Mr. Shokrgozar is terminated without cause or terminates following a change in control, he is entitled to compensation in the form of executive-level outplacement services for a period not to exceed 18 months, or $50,000, and reimbursement of attorney fees incurred in connection with enforcing the terms of the employment agreement following termination in the maximum amount of $50,000.

(4)	The monthly cost to the Corporation to furnish Mr. Shokrgozar with medical benefits is $1,310. The annual cost to furnish him with a supplemental life insurance policy is $1,000.

(5)	All of Mr. Shokrgozar’s options were fully vested and exercisable as of the end of fiscal 2007.

The following table describes the potential payments upon a change in control of the Corporation for Dante V. Tarantine, our Executive Vice President, Corporate Strategic Development.

		Termination
	Termination	Following a
	Without	Change in		Change in	Death or	Termination
Executive Benefits and	Cause	Control		Control	Disability	for Cause
Payments Upon Termination	($)	($)		($)	($)	($)

Cash Compensation:
Base Salary	—	236,000	(1)	—	—	—
Cash Incentive	—	7,500	(1)	—	—	—
Medical Benefits	—	3,456	(2)	—	—	—
Long-term Incentives:
Acceleration of Unvested Stock Options	—	—	(3)	—	—	—

Total:	—	246,956		—	—	—

(1)	Mr. Tarantine’s severance payment following a termination without cause within 12 months after a change in control of the Corporation is equal to the greater of his annual base salary and annual bonus of the two years immediately prior to the change in control. Mr. Tarantine’s base salary was $236,000 for fiscal years 2007 and 2006, and his annual bonus was $0 in fiscal 2007 and $7,500 in fiscal 2006.

(2)	The monthly cost to the Corporation to furnish Mr. Tarantine with medical benefits is $288.

(3)	All of Mr. Tarantine’s options were fully vested and exercisable as of the end of fiscal 2007.

The following table describes the potential payments upon a change in control of the Corporation for Roger A. Derse, our Vice President and CFO.

		Termination
	Termination	Following a
	Without	Change in		Change in	Death or	Termination
Executive Benefits and	Cause	Control		Control	Disability	for Cause
Payments Upon Termination	($)	($)		($)	($)	($)

Cash Compensation:
Base Salary	—	220,500	(1)	—	—	—
Cash Incentive	—	10,000	(1)	—	—	—
Medical Benefits	—	9,084	(2)	—	—	—
Long-term Incentives:
Acceleration of Unvested Stock Options	—	15,600	(3)	—	—	—

Total:	—	255,184		—	—	—

(1)	Mr. Derse’s severance payment following a termination without cause within 12 months after a change in control of the Corporation is equal to the greater of his annual base salary and annual bonus of the two years immediately prior to the change in control. Mr. Derse’s base salary was $220,500 in fiscal 2007 and $210,000 in fiscal 2006, and his annual bonus was $0 in fiscal 2007 and $10,000 in fiscal 2006.

(2)	The monthly cost to the Corporation to furnish Mr. Derse with medical benefits is $757.

(3)	Denotes the incremental difference between the market value and the option cost of unvested options for which vesting might be accelerated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee was an officer or employee of the Corporation at any time during or prior to the 2007 fiscal year. During fiscal 2007, no current executive officer of the Corporation served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors has furnished the following report on the Corporation’s audit procedures and its relationship with its independent registered public accounting firm for the twelve-month period ended September 29, 2007.

The Audit Committee has reviewed and discussed with the Corporation’s management and Grant Thornton LLP the audited financial statements and the audit of the effectiveness of internal control over financial reporting of the Corporation contained in the Corporation’s Annual Report on Form 10-K for the Corporation’s 2007 fiscal year. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Corporation’s financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with Grant Thornton LLP its independence from the Corporation.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for its 2007 fiscal year for filing with the SEC.

Audit Committee
Jack A. Henry (Chairman)
Paul D. Quadros
Thomas J. Toy

(1) The Audit Committee Report does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Corporation specifically incorporates these committee reports information by reference into a filing under such acts.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP BY MANAGEMENT

The following table sets forth the beneficial ownership of the Corporation’s Common Stock for (i) each of the Corporation’s current directors; (ii) each of the Corporation’s Named Executive Officers; (iii) each beneficial owner of more than five percent of the Common Stock; and (iv) all current directors and executive officers of the Corporation as a group. All such information reflects beneficial ownership as of January 15, 2008, as known by the Corporation. On such date, the number of shares of common stock outstanding was approximately 22,412,352.

	Amount and Nature of
	Beneficial
Name and Address of Beneficial Owner(1)	Ownership(2)		Percent of Class(3)

Hamid R. Shokrgozar **	931,900	(4)	4.16
Dante V. Tarantine **	176,000	(5)	*
Roger Derse	75,000	(6)	*
Jack A. Henry	53,500	(7)	*
Paul D. Quadros	50,000	(8)	*
Thomas M. Reahard	130,000	(9)	*
Thomas J. Toy	105,000	(10)	*
Edward A. White **	745,166	(11)	3.32

Executive Officers and Directors as a group (8 persons)	2,266,566		10.11

Byram Capital Management LLC	1,137,633	(12)	5.08
Dimensional Fund Advisors LP	1,947,470	(13)	8.69
Royce & Associates LLC	1,677,829	(14)	7.49

*	Represents less than 1% of the class.

**	Subject to a Rule 10b5-1 Plan.

(1)	Unless otherwise noted, the address of each listed shareholder is 3601 East University Drive, Phoenix, Arizona 85034.

(2)	Unless otherwise noted, the Corporation believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock that are beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days after January 15, 2008 upon the exercise of options or other such rights.

(3)	Each owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person), which are exercisable within 60 days after January 15, 2008 have been exercised.

(4)	Shares beneficially owned by Mr. Shokrgozar include the following options that are currently exercisable or that will become exercisable within 60 days after January 15, 2008: options to purchase 575,000 shares of Common Stock granted under the Corporation’s 1994 Flexible Stock Plan; options to purchase 125,000 shares of Common Stock from an independent grant in fiscal 2000; and options to purchase 150,000 shares of Common Stock granted under the Corporation’s 2000 Broad Based Non-Qualified Stock Plan.

(5)	Shares beneficially owned by Mr. Tarantine include the following options that are currently exercisable or that will become exercisable within 60 days after January 15, 2008: options to purchase 85,000 shares of Common Stock granted under the Corporation’s 1994 Flexible Stock Plan and options to purchase 90,000 shares of Common Stock granted under the Corporation’s 2000 Broad Based Non-Qualified Stock Plan.

(6)	Shares beneficially owned by Mr. Derse include the following options that are currently exercisable or that will become exercisable within 60 days after January 15, 2008: options to purchase 60,000 shares of Common Stock granted under the Corporation’s 2000 Broad Based Non-Qualified Stock Plan and options to purchase 15,000 shares of Common Stock granted under the Corporation’s 1994 Employee Stock Option Plan.

(7)	Shares beneficially owned by Mr. Henry include the following options that are currently exercisable or that will become exercisable within 60 days after January 15, 2008: options to purchase 45,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan. It also includes 2,500 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 15, 2008.

(8)	Shares beneficially owned by Mr. Quadros include the following options that are currently exercisable or that will become exercisable within 60 days after January 15, 2008: options to purchase 45,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan. It also includes 2,500 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 15, 2008.

(9)	Shares beneficially owned by Mr. Reahard include the following options that are currently exercisable or that will become exercisable within 60 days after January 15, 2008: options to purchase 14,000 shares of Common Stock granted under the Corporation’s 1992 Non-Qualified Stock Option Plan for Non-Employee Directors; and options to purchase 90,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan. It also includes 2,500 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 15, 2008.

(10)	Shares beneficially owned by Mr. Toy include the following options that are currently exercisable or that will become exercisable within 60 days after January 15, 2008: options to purchase 10,000 shares of Common Stock granted under the Corporation’s 1992 Non-Qualified Stock Option Plan for Non-Employee Directors; and options to purchase 90,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan. It also includes 2,500 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 15, 2008.

(11)	Shares beneficially owned by Mr. White include the following options that are currently exercisable or that will become exercisable within 60 days after January 15, 2008: options to purchase 14,000 shares of Common Stock granted under the Corporation’s 1992 Non-Qualified Stock Option Plan for Directors; and options to purchase 75,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan.

It also includes 2,500 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 15, 2008. Mr. White has advised the Corporation that 653,666 shares of Common Stock beneficially owned by him have been transferred to the Edward A. White Family Limited Partnership, of which Mr. White is the sole general partner and of which he and his wife are the only limited partners.

(12)	Shares beneficially owned by Byram Capital Management LLC were determined based solely on our review of a Schedule 13G filed February 12, 2007 with the Securities and Exchange Commission. Byram Capital Management LLC is located at 41 West Putnam Avenue, Greenwich, CT 06830.

(13)	Shares beneficially owned by Dimensional Fund Advisors LP were determined based solely on our review of a Schedule 13G/A filed February 9, 2007 with the Securities and Exchange Commission. Dimensional Fund Advisors LP is located at 1299 Ocean Avenue, Santa Monica, CA 90401.

(14)	Shares beneficially owned by Royce & Associates LLC were determined based solely on our review of a Schedule 13G/A filed January 25, 2007 with the Securities and Exchange Commission. Royce & Associates LLC is located at 1414 Avenue of the Americas, New York, NY 10019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has established policies and other procedures regarding approval of transactions between the Corporation and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Ethics and Business Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ listing standards, related party transactions are to be reviewed and approved or disapproved by the Audit Committee. Typically, we enter into such transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.

The Corporation was not involved in any transactions with related persons, which includes our directors, executive officers or shareholders known to us to beneficially own more than five percent of our outstanding Common Stock requiring disclosure under applicable securities regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of any equity securities of the Corporation.

To the Corporation’s knowledge, based solely on review of the copies of such reports furnished to the Corporation, all officers, directors and beneficial owners of greater than ten percent of the Corporation’s equity securities, made all required filings under Section 16(a) on a timely basis, except that each of Thomas J. Toy, Jack A. Henry and Paul D. Quadros filed one late report on Form 4, each consisting of one transaction, and Edward A. White and Thomas M. Reahard each filed two late reports on Form 4, consisting of two transactions for Edward A. White and three transactions for Thomas M. Reahard.

OTHER MATTERS

The Board does not know of any other matters, which are likely to be brought before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the proxy holders will vote the enclosed proxy in accordance with their judgment on such matters.

A copy of the White Electronic Designs Corporation Annual Report to Shareholders for the fiscal year ended September 29, 2007 accompanies this Proxy Statement. The Annual Report includes the Corporation’s Annual

Report on Form 10-K for such fiscal year, without exhibits, substantially as filed with the SEC. Copies of the omitted exhibits are available for a fee equal to the Corporation’s reasonable expenses in furnishing such exhibits.

Shareholders desiring copies of any of the above mentioned documents should address a written request to Mr. Roger A. Derse, Secretary, White Electronic Designs Corporation, 3601 East University Drive, Phoenix, Arizona 85034, and are asked to mark “2007 10-K Request” on the outside of the envelope containing the request. Our telephone number is (602) 437-1520.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Proposals of shareholders intended to be included in the proxy materials, including director nominee recommendations, relating to the 2009 annual meeting of shareholders, must be received by the Secretary at White Electronic Designs Corporation’s offices at 3601 East University Drive, Phoenix, Arizona 85034 prior to September 26, 2008, and must comply with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. A shareholder proposal submitted other than pursuant to Rule 14a-8 will be timely for purposes of Rule 14a-4(c)(1) if submitted to the Corporation on or before December 10, 2008. If a proposal is not submitted timely pursuant to Rule 14a-4(c)(1), the proxy holders named in the Corporation’s proxy statement for the 2009 annual meeting of shareholders will have discretionary authority to vote with respect to any such proposal subsequently raised at that meeting. The Secretary will forward all director nominee recommendations to the Corporate Governance and Nominating Committee for its review.

By Order of the Board of Directors,

ROGER A. DERSE
Vice President and Chief Financial Officer,
Secretary and Treasurer

January 24, 2008

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WHITE ELECTRONIC DESIGNS CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 6, 2008
                    The undersigned hereby names, constitutes and appoints HAMID R. SHOKRGOZAR AND ROGER A. DERSE, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of White Electronic Designs Corporation held of record by the undersigned as of the close of business on January 15, 2008 on behalf of the undersigned at the Annual Meeting of Shareholders to be held at 3601 East University Drive, Phoenix, Arizona 85034, on March 6, 2008 at 11:00 a.m. Mountain Standard time. This proxy shall also be valid for any adjournments thereof. This proxy authorizes Mr. Shokrgozar and Mr. Derse, and each of them, to vote on the matters set forth on the reverse side and more fully described in the accompanying Proxy Statement. This proxy hereby revokes any proxy previously given by the undersigned as to these matters.
(Continued and to be signed on the reverse side)
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ANNUAL MEETING OF SHAREHOLDERS OF
WHITE ELECTRONIC DESIGNS CORPORATION
March 6, 2008

PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- or -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- or -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â

■	20630000000000000000 6	030608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS (PROPOSAL 1), AND “FOR” PROPOSAL 2.
ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES AND PROPOSALS UNLESS OTHERWISE INDICATED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. To elect six directors of the Corporation.					2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 27, 2008.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Jack A. Henry
		¡	Paul D. Quadros
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	Thomas M. Reahard Hamid R. Shokrgozar Thomas J. Toy		3.	To transact such other business as may properly come before the meeting or any adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)	¡	Edward A. White		PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING VIA TELEPHONE OR THE INTERNET.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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